Exhibit 99.1

Off The Hook Yachts Launches Global Broker Expansion Initiative, Introducing Scalable Five-Tier Growth Model

Wilmington, NC – April 9, 2026 – Off The Hook YS Inc. (NYSE American: OTH) (“Off the Hook Yachts” or “Off the Hook” or “the Company”), a vertically integrated, AI-powered marine marketplace and one of the largest buyers and sellers of used boats in the United States, today announced the launch of its global broker expansion initiative, with a newly introduced five-tier recruitment and performance structure.

At the center of this expansion is a bold vision: to make boat and yacht sales one of the most rewarding, opportunity-rich careers on earth - where professionals can build meaningful income while helping people experience the freedom, joy, and lifestyle that only life on the water can deliver.

Since going public in November, Off The Hook Yachts has nearly tripled its sales organization and its available capital resources, positioning the Company for its next phase of growth.

With these initiatives, Off The Hook is building what it believes to be a fundamentally new model for buying and selling boats—designed to operate at global scale.

A Network Built to Scale

Off The Hook’s five-tier structure is designed to enable brokers to recruit, train, and grow teams within the platform, creating a system where expansion is not limited to centralized hiring.

As the network grows, each broker has the ability to introduce additional team members, creating what the Company believes to be a compounding growth dynamic, where the pace of expansion can increase as the platform scales.

“This structure is designed to empower individuals – not just to sell boats – but to build businesses, create teams, and generate long-term income in one of the most exciting industries in the world”, said Brian John, Chief Executive Officer of Off The Hook Yachts.

Unlike traditional brokerage models—where individual brokers operate independently with limited inventory and buyer visibility— Off The Hook’s platform is designed as a connected global marketplace, where brokers collaborate, share opportunities, and transact across a unified system.

A Platform Model Distinct from Traditional Dealerships

Unlike traditional marine dealerships, which are typically limited by physical locations, local inventory, and centralized sales teams, Off The Hook’s platform is designed to enable brokers to operate remotely from anywhere in the world.

Through the Company’s infrastructure, brokers can:

●	Source and transact on boats across multiple markets
●	Work from home or satellite locations
●	Collaborate with other brokers across the network
●	Participate in transactions beyond their immediate geographic region

This flexibility allows individuals to build careers around their lives – not the other way around – while participating in high-value transactions that can meaningfully impact their financial future. For many, this represents a rare combination: lifestyle freedom, strong earning potential, and the opportunity to help customers create lifelong memories on the water.

This distributed model allows the platform to operate continuously across time zones, increasing potential transaction activity and market reach.

Off The Hook believes this approach represents a shift from a location-based dealership model to a technology-enabled, globally connected marketplace, designed to support scalable growth as participation increases.

The Operating System Behind the Platform

Off The Hook’s proprietary operating system, powered by NextBoat AI, has already been deployed across the Company’s platform and serves as the foundation for its broker network.

The Company is now launching the next phase of the system, which includes enhanced tracking of broker performance, multi-tier compensation structures, and network-wide visibility through individual broker portals, expected to go live in the coming week.

Off The Hook’s New Operating System is designed to:

●	Track broker performance and multi-tier compensation structures
●	Provide data-driven pricing and acquisition insights
●	Match buyers and sellers across the platform in real time via NextBoat AI
●	Surface inventory opportunities across the entire network
●	Streamline transaction workflows and execution

By combining advanced AI with human relationships, Off The Hook is equipping brokers with the tools to succeed at a higher level – helping them close more deals, serve clients more effectively, and grow their income.

A Capital + Broker Flywheel

Off The Hook believes its growth is driven by the alignment of two core factors:

1. Access to Capital

The ability to deploy capital to acquire and transact on inventory across the platform

2. Active Brokers and Traders

A growing network of participants sourcing, buying, and selling boats using Off The Hook’s infrastructure

Since becoming a public company, Off The Hook has:

●	Nearly tripled its available capital resources
●	Nearly tripled its broker network

As these two forces grow together, Off The Hook believes that it is building a powerful engine for expansion – creating more transactions, more opportunities, and more income for the team all supported by one platform.

Redefining a Fragmented Industry

The used boat market has historically been:

●	Highly fragmented
●	Limited in data transparency
●	Dependent on individual broker networks
●	Lacking standardized pricing benchmarks

Off The Hook’s platform is designed to address these challenges by combining technology, shared data, and centralized infrastructure into a single system accessible to brokers around the world.

“This is not a traditional dealership model,” said Brian John, Chief Executive Officer of Off The Hook Yachts. “We are building a platform where brokers can operate from anywhere, transact across markets, and leverage shared data and capital. As participation increases, we believe the platform becomes more powerful for everyone involved. We’re creating real economic opportunity – bringing more people into the marine industry, supporting job growth, and helping individuals build meaningful, high-income careers”

Multiple Revenue Streams Supporting Platform Growth

Off The Hook generates revenue across multiple components of each transaction, including:

●	Transaction and resale margins
●	Processing and documentation fees
●	Financing and warranty products
●	Future insurance and ancillary services

This diversified model allows the Company to participate across the full transaction lifecycle, while supporting brokers with a comprehensive set of tools and services.

Positioned for Long-Term Growth

With the expansion of NextBoat AI and the introduction of its five-tier growth model, Off The Hook is building a platform designed for significant scale without the constraints of traditional dealership models.

While there can be no assurance of outcomes, the Company believes its model is positioned to support:

●	Continued expansion of its broker network
●	Increased transaction activity across the platform
●	Improved efficiency in sourcing, pricing, and execution

“We believe no one is better positioned than Off The Hook to capitalize on the pre-owned boat and yacht market at scale”, said Brian John.

About Off The Hook YS Inc.

Founded in 2012, Off The Hook YS Inc. is a vertically integrated, AI-powered marine marketplace transforming how boats are bought, sold, and financed across the United States. Leveraging proprietary technology, deep transaction data, and a national acquisition network, the Company increases speed, transparency, and inventory velocity across boat brokerage, wholesale trading, auctions, financing, and marine services, with an integrated ecosystem that includes Autograph Yacht Group, Azure Funding, and proprietary lead-generation platforms. Headquartered in Wilmington, North Carolina, Off The Hook is rapidly expanding its national footprint and market share within the $57 billion U.S. marine industry.

Contact

Off The Hook YS Inc.

Chad Corbin, Chief Financial Officer

chadcorbin@offthehookys.com

Investor Relations

ir@offthehookys.com

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Off The Hook YS Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Off The Hook YS Inc. undertakes no duty to update such information except as required under applicable law.